                        MODIFICATION TO CREDIT AGREEMENT

                  THIS MODIFICATION TO CREDIT AGREEMENT (the "Modification") is made and entered into this 26th day of January, 1998, by and among CENTRAL SPRINKLER CORPORATION, a Pennsylvania corporation, CENTRAL SPRINKLER COMPANY, a Pennsylvania corporation, CENTRAL CASTINGS CORPORATION, an Alabama corporation, CENTRAL CPVC CORPORATION, an Alabama corporation, and CENTRAL SPRINKLER EXPORT CORPORATION, a Barbados corporation, the LENDERS reflected on the signature pages of this Modification, and CORESTATES BANK, N.A., a national banking association in its capacity as Agent for the LENDERS.

                                   BACKGROUND:

                  A. The Lenders, the Agent, and the Borrowers have entered into a certain Credit Agreement dated October 28, 1997 (the "Credit Agreement"), pursuant to which the Lenders have agreed to make a revolving credit facility in the maximum principal amount of Fifty-Five Million Dollars ($55,000,000) available to the Borrowers, on the terms and subject to the conditions set forth therein.

                  B. At the request of the Borrowers, the Lenders have unanimously agreed to waive a certain Event of Default which has occurred under the Credit Agreement provided that the Borrowers enter into this Modification and satisfy all conditions precedent thereto.

                  NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

                  1. Incorporation of Background; Incorporation of Credit Agreement. The Background provisions of this Modification are incorporated herein by reference thereto as if fully set forth in this Modification. The Credit Agreement is also incorporated herein by reference hereto as if fully set forth in this Modification.

                  2. Defined Terms. Any capitalized terms used in this Modification or the Background provisions hereof which are not so defined, but which are defined in the Credit Agreement, shall have the meanings ascribed to those terms in the Credit Agreement.

                  3. Additional Defined Terms. The following defined terms are hereby added to Section 1.2 of the Credit Agreement and shall read in their entirety as follows:

                           "Borrowing Base" shall mean, as at any applicable time, (i) eighty percent (80%) of Qualified Accounts, plus


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



         (ii) fifty percent (50%) of Qualified Inventory, plus (iii) fifty percent (50%) of Net Fixed Assets, minus (iv) the aggregate outstanding balance of the Term Loans.

                           "Borrowing Base Certificate" shall mean a certificate in substantially the form of Exhibit "A-1" attached hereto and made a part hereof certifying as to the matters therein described.

                           "Fixed Charge Coverage Ratio" shall mean, for the Borrowers and the rolling four (4) fiscal quarter period ending at the close of the fiscal quarter of the Borrowers then in question, the ratio of (i) the sum of (A) net income of the Borrowers, (B) depreciation and amortization expense taken by the Borrowers, (C) interest expense on all Debt of the Borrowers, and (D) cash payments of the Borrowers in respect of federal and state income taxes of the Borrowers, to (ii) the sum of (A) principal payments due and owing in respect of long-term Debt of the Borrowers (excluding the Revolving Credit Facility), (B) payments in the nature of principal in respect of Capital Lease Obligations of the Borrowers, (C) the sum of the amounts in paragraphs (C) and (D) of clause (i) of this definition, (D) the aggregate amount of capital expenditures of the Borrowers not specifically financed with proceeds of Permitted Debt, and (E) cash dividends paid by the Borrowers, all of the foregoing as determined on a consolidated basis after eliminating all intercompany items pursuant to and in accordance with GAAP consistently applied; provided, however,
         (i) for purposes of calculating net income of the Borrowers under paragraph (A) of clause (i) of this definition, (x) the reduction to net income of the Borrowers resulting from the 1997 Omega Charge shall not be taken into account, and (y) net income of the Borrowers shall be reduced by any extraordinary or unusual charge (other than the 1997 Omega Charge) taken by the Borrowers to the extent not taken into account in connection with the calculation of net income, and (ii) for purposes of calculating interest expense under paragraph (C) of clauses
         (i) and (ii) of this definition, the amount thereof shall be reduced (but not below zero) by the amount of interest income of the Borrowers.

                           "Net Fixed Assets" shall mean, collectively as at any applicable time, the sum of (i) equipment of the Secured Borrowers in which the Agent has a perfected first-priority security interest, and
         (ii) all other property, plant and equipment reflected on the balance sheet of the Secured Borrowers.

                           "Out of Trust Position" shall have the meaning ascribed to it in Section 2.13(c).

                           "Qualified Accounts" shall mean, collectively as at any applicable time, any account receivable of the Secured Borrowers in which the Agent has a perfected first-priority security interest where
         (i) the account is not more than ninety (90) days past the due date thereof, (ii) the account debtor is not an Affiliate, and (iii) the account is not payable from any customer located outside of the geographic boundaries of the United States of America, unless, with respect to clause (iii), payment of the account is assured by an irrevocable letter of credit or credit insurance issued by a United States banking institution or insurance company, as appropriate, and which is reasonably satisfactory, in all respects, to the Agent.

                           "Qualified Inventory" shall mean, collectively as at any applicable time, any raw materials and finished goods inventory of the Secured Borrowers in which the Agent has a perfected first-priority security interest and vet forth in the Section 1.2 of the Credit Agreement are hereby modified, amended, and restated to read in their entirety as follows:

                   4. 1997 Omega Charge. The term "1997 Omega Charge", as used in the definition of Fixed Charge Coverage Ratio in Section 1.2 of the Credit Agreement (as modified hereby), shall have the meaning ascribed to it in Section 12(a) hereof.

                   5. Modification to Existing Defined Terms. The following defined terms set forth in the Section 1.2 of the Credit Agreement are hereby modified, amended, and restated to read in their entirety as follows:

                           "Financial Covenants" shall mean, collectively, the affirmative covenants set forth at Sections 5.9 through 5.12 and 5.22.

                           "Revolving Credit Commitment" shall mean, as at any applicable time, the lesser amount of (i) Fifty-Five Million Dollars ($55,000,000), or (ii) the Borrowing Base, which lesser amount shall be the Borrowers' maximum credit availability under the Revolving Credit Facility, subject to reduction in accordance with the provisions of
         Section 2.1(c).

                  6. Borrowing Base Certificate. Exhibit "A-1" is hereby added as an Exhibit to the Credit Agreement and shall be substantially in the form of Exhibit "A-1" attached hereto and made a part hereof.

                  7. Compliance Certificate. Exhibit "B" to the Credit Agreement is hereby modified, amended, and restated so as to take substantially the form of Exhibit "B" attached hereto and made a part hereof.

                  8.       Voluntary Prepayments; Mandatory Payments.
Section 2.13 of the Credit Agreement is hereby modified, amended, and restated to read in its entirety as follows:

                  "2.13  Voluntary Prepayments; Mandatory Payments.

                           (a) Except as otherwise provided herein, the Borrowers at any time and from time to time may voluntarily prepay any Base Rate Loans, in whole or in part, upon (1) one Business Day prior written notice to the Agent of such prepayment.

                           (b) The Borrowers shall not prepay, in whole or in part, any LIBOR Loan prior to the expiration of the appropriate LIBOR Period applicable thereto, unless such prepayment is accompanied by any payment required pursuant to the provisions of Section 2.3(f).

                           (c) In the event that (i) the unpaid principal balance of the Revolving Credit Note exceeds (ii) the Revolving Credit Commitment at any time (an "Out of Trust Position"), the Borrowers shall immediately pay to the Agent, for application to the Revolving Credit Note, an amount equal to the Out of Trust Position."

                  9. Additional Condition to Advances. Paragraph (e) is hereby added to Section 4.2 of the Credit Agreement and shall read in its entirety as follows:

                           "(e) Borrowing Base Certificate. The Borrowers shall have delivered to the Agent a Borrowing Base Certificate duly executed and completed by an authorized officer of the Borrowers."

                  10.      Additional Financial Reporting.

                           (a)      Additional Monthly Reports.  Section 5.1(b)
of the Credit Agreement is hereby modified, amended, and restated to read in its entirety as follows:

                                    "(b) Monthly and Quarterly Reports: (i) as
                  soon as available, but in any event not later than thirty-five
                  (35) days after the close of each fiscal month, consolidated balance sheets of the Borrowers and any Subsidiaries, as at the end of such monthly period, and related consolidated statements of income for such monthly period and statements of cash flows for the period from the end of the preceding fiscal year to the end of such monthly period, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, together with the individual balance sheets and income and related statements of Central Sprinkler, Spraysafe, Castings, CPVC, and all in the form heretofore submitted to the CSC Board of Directors on a monthly basis and prepared in accordance with GAAP applied on a consistent basis (subject to normal year-end adjustments, the absence of footnotes thereon and the existence of intercompany items in the individual financial statements furnished in connection therewith which would have been eliminated under GAAP), and
                  (ii) as soon as available, but in any event not later than sixty (60) days after the close of each of the first three (3) fiscal quarters of each fiscal year of the Borrowers, consolidated balance sheets of the Borrowers and any subsidiaries, as at the end of such quarterly period, and related consolidated statements of income for such quarterly period and statements of cash flows for the period from the end of the preceding fiscal year to the end of such quarterly period, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and prepared in accordance with GAAP applied on a consistent basis (subject to normal year-end adjustments and the absence of footnotes thereon);"

                           (b)      Addition of Borrowing Base Certificate.
Section 5.1(d) of the Credit Agreement is hereby modified, amended, and restated to read in its entirety as follows:

                                    "(d) Borrowing Base and Compliance
                  Certificates: (i) Within thirty-five (35) days after the close of each fiscal month of each fiscal year of the Borrowers and as required pursuant to Section 4.2(e), a Borrowing Base Certificate duly executed and completed by an authorized officer of the Borrowers reflecting the Borrowing Base and components thereof as of the close of such month, and (ii) within sixty (60) days after the close of each of the first three (3) fiscal quarters of each fiscal year of the Borrowers and within one hundred twenty (120) days after the close of the final fiscal quarter of each fiscal year of the Borrowers, a Compliance Certificate duly executed and completed by an authorized officer of the Borrowers reflecting the information required therein as of the close of each such fiscal quarter or fiscal year, as appropriate;"

                           (c)      Omega Status Report.  Pursuant to the
provisions of Section 5.1(g), the Borrowers shall, concurrently with providing monthly financial statements required under clause (i) of Section 5.1(b), furnish the Agent with a status report relating to the Borrowers' liabilities in respect of Omega fire sprinklers described in Schedule 3.10 to the Credit Agreement, in reasonable detail and in a form which is reasonably satisfactory to the Agent at all times. Such status report shall include, without limitation:
(i) actual expenditures incurred by
the Borrowers in respect of the Omega fire sprinklers for same monthly period for which financial statements are then being furnished, the then current fiscal year, and since inception of the program referred to in Section 12(a) hereof, together with a comparison thereof to estimated expenditures for the same periods; (ii) actual number of Omega fire sprinkler heads remediated for the same monthly period for which financial statements are then being furnished, the then current fiscal year, and since inception of the program referred to in
Section 12(a) hereof, together with a comparison thereof to estimated expenditures for the same periods; (iii) the aggregate amount of cash attributable to investments of the Borrowers and their Subsidiaries expended by the Borrowers in connection with the program referred to in Section 12(a) for the same monthly period for which financial statements are then being furnished, the then current fiscal year, and since inception of the program referred to in
Section 12(a) hereof, together with a comparison thereof to estimated expenditures for the same periods; and (v) the amount of accrued liabilities remaining on the Borrowers' consolidated balance sheet attributable to the Omega fire sprinklers.

                  11.      Modification to Financial Covenants.

                           (a)      Section 5.11 of the Credit Agreement is
hereby modified, amended, and restated to read in its entirety as follows:

                                    "5.11  Minimum Cash and Investments.  The
                  Borrowers and their Subsidiaries will maintain, on a consolidated basis, cash and Investments of the type described in Sections 6.3(b) and 6.3(c) of not less than Five Million Dollars ($5,000,000) in the aggregate at all times."

                           (b)      Section 5.22 is hereby added to the Credit
Agreement and shall read in its entirety as follows:

                                    "5.22 Fixed Charge Coverage Ratio. The
                  Borrowers shall maintain a Fixed Charge Coverage Ratio of not less than 1:20:1.00 as at the close of each fiscal quarter (for the rolling four (4) fiscal quarter period ending as at the close of such fiscal quarter) commencing with the fiscal quarter ending April 30, 1998."

                  12.      1997 Omega Charge; Default Waiver.

                           (a)      Description of Omega Charge.  On or about
December 22, 1997, the Borrowers announced the recordation of an unusual charge of Thirteen Million Two Hundred Thousand Dollars ($13,200,000) for the fourth fiscal quarter of their fiscal year ending October 31, 1997. This charge was recorded to reflect the expansion of a voluntary program initiated by the Borrowers to encourage the testing and possible replacement of certain Omega fire sprinklers. The problems relating to the Omega fire sprinklers were initially disclosed to the Lenders in Schedule 3.10 to the Credit Agreement (such charge being referred to herein as the "1997 Omega Charge"). The recordation of the 1997 Omega Charge resulted in the occurrence of an Event of Default under and pursuant to Section 7.1(n) of the Credit Agreement. The Borrowers have requested the Lenders to waive such Event of Default.

                           (b)      Waiver of Event of Default.  Subject to the
Borrowers' execution and delivery of this Modification and satisfaction of all conditions precedent herein contained, the Lenders hereby waive the Event of Default which has occurred under and pursuant to the Section 7.1(n) of the Credit Agreement solely by reason of the 1997 Omega Charge. The Borrowers expressly acknowledge and agree that the waiver herein contained shall not, nor shall it be deemed to, constitute (i) a waiver of any other Event of Default, or
(ii) a waiver of any Event of Default under Section 7.1(n) of the Credit Agreement by reason of any other charge, liability, reserve, or expense which gives rise to an Event of Default under Section 7.1(n) of the Credit Agreement (including an additional charge, liability, reserve, or expense arising out of or relating to the Omega fire sprinklers).

                  13. Conditions Precedent. The Lenders' agreement to grant the waiver described in Section 12(b) hereof shall be subject to the Borrowers' satisfaction of each of the following conditions on or before the date hereof.

                           (a)      Supporting Documents.  The Borrowers shall
have executed and delivered any and all other agreements, documents, and instruments required by the Agent or the Lenders in connections herewith.

                           (b)      Authorizations.  The Borrowers shall have
furnished to the Agent satisfactory evidence that the transactions contemplated hereby have been duly authorized by all requisite corporate action on behalf of the Borrowers.

                           (c)      Other Conditions.  Such other conditions as
the Agent may reasonably impose in connection with the transactions described herein.

                  14. Representations and Warranties. As a material inducement for the Lenders to enter into this Modification, the Borrowers jointly and severally make the following representations and warranties to the Lenders and acknowledge the Lenders' justifiable reliance thereon:

                           (a)      Defaults.  Except as otherwise described in
Section 12(a) hereof, no Default or Event of Default has occurred.

                           (b)      Representations.  All representations and
warranties previously made to the Lender by the Borrowers remain true, accurate, and complete in all material respects.

                           (c)      Enforceability.  The Credit Agreement, as
modified and amended hereby, is the valid and binding obligation of the Borrowers and is fully enforceable in accordance with all stated terms.

                  15. Binding Effect. This Modification shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  16. Costs and Expenses. Without limiting the generality of the provisions of Section 9.3 of the Credit Agreement, the Borrowers shall reimburse the Agent for its out-of-pocket expenses, including reasonable counsel fees, incurred by the Agent in connection with the development, preparation, and negotiation of this Modification and all documents executed in connection herewith.

                  17. Effective Date. This Modification shall be operative and effective when the Agent and the Lenders have executed this Modification and all conditions precedent described in Section 13 hereof have been satisfied.

                  18. Governing Law. This Modification shall be governed by and construed in accordance with the domestic, internal laws (but not the law of conflict of laws) of the Commonwealth of Pennsylvania.

                  19. Ratification. Except as expressly modified and amended herein, the Credit Agreement is hereby ratified and affirmed.

                  IN WITNESS WHEREOF, the parties hereto have caused this Modification to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                     CENTRAL SPRINKLER CORPORATION

                                     By________________________________
                                              Albert T. Sabol,
                                              Executive Vice President of
                                              Finance and Administration

                                     Attest:___________________________
                                                       Secretary



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



                                     CENTRAL SPRINKLER COMPANY

                                     By________________________________
                                              Albert T. Sabol,
                                              Executive Vice President of
                                              Finance and Administration

                                     Attest:___________________________
                                                       Secretary

                                     CENTRAL CASTINGS CORPORATION

                                     By________________________________
                                              Albert T. Sabol,
                                              Executive Vice President of
                                              Finance and Administration

                                     Attest:___________________________
                                                       Secretary

                                     CENTRAL CPVC CORPORATION

                                     By________________________________
                                              Albert T. Sabol,
                                              Executive Vice President of
                                              Finance and Administration

                                     Attest:___________________________
                                                       Secretary

                                     CENTRAL SPRINKLER EXPORT
                                     CORPORATION

                                     By________________________________
                                              Albert T. Sabol,
                                              Executive Vice President of
                                              Finance and Administration

                                     Attest:___________________________
                                                       Secretary

                                                     ("Borrowers")

                                     CORESTATES BANK, N.A., in its
                                     capacity as Agent

                                     By________________________________
                                              William Johnston,
                                              Vice President

                                                     ("Agent")

                                     CORESTATES BANK, N.A., individually
                                     in its capacity as a Lender

                                     By________________________________
                                              William Johnston,
                                              Vice President

                                     LaSALLE NATIONAL BANK, as a Lender

                                     By________________________________
                                              Steve Cohen, First
                                              Vice President

                                     NATIONAL CITY BANK OF PENNSYLVANIA,
                                     as a Lender

                                     By________________________________
                                              Name:
                                              Title:

                                  EXHIBIT "A-1"
                       FORM OF BORROWING BASE CERTIFICATE

----------------------------------------------------------------


                                   ----------
                                     (Date)



CoreStates Bank, N.A. (as Agent)
2240 Butler Pike
Plymouth Meeting, PA 19462-1302

Attn:  Mr. William Johnston, Vice President

Re:      Borrowing Base Certificate No. __________

----------------------------------------------------------------

Dear Mr. Johnston:

         The Borrowing Base under Section 1.2 of the Credit Agreement dated October 28, 1997 among Central Sprinkler Corporation, Central Sprinkler Company, Central Castings Corporation, Central CPVC Corporation, Central Sprinkler Export Corporation, the Lenders identified therein, and the Agent (as modified, the "Credit Agreement") was as follows on __________, 199_:


                                 BORROWING BASE

1.       Total Qualified Accounts                                     $_________
2.       80% of Total Qualified Accounts                              $_________
3.       Total Qualified Inventory                                    $_________
4.       50% of Total Qualified Inventory                             $_________
5.       Total Fixed Assets                                           $_________
6.       50% of Total Fixed Assets                                    $_________
7.       Balance of Term Loans                                        $_________
8.       Lesser of Borrowing Base (2 plus 4 plus 6 minus 7)
                  or $55 million                                      $_________
9.       Outstanding Balance of Revolving Credit                      $_________
10.      Amount Available for Borrowing under
                  Revolving Credit (8 minus 9)                        $_________



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



         There are no Defaults or Events of Default (as those terms are defined in Section 1.2 of the Credit Agreement) in existence as of the date of this letter.

         The undersigned certifies to the Agent and the Lenders that, to the best of the undersigned's knowledge, information, and belief (based upon all financial and related information available to the undersigned), this Borrowing Base Certificate is a complete, accurate, and true statement of all items listed above.

                                          ----------------------------------
                                          Executive Vice President of Finance
                                          and Administration

                                   EXHIBIT "B"

                         FORM OF COMPLIANCE CERTIFICATE

                  In accordance with the provisions of Section 5.1(c) of the Credit Agreement (the "Credit Agreement") dated October 28, 1997, by and among Central Sprinkler Corporation, Central Sprinkler Company, Central Castings Corporation, Central CPVC Corporation, and Central Sprinkler Export Corporation (together with any other Borrowers identified therein from time to time, the "Borrowers"), CoreStates Bank, N.A. (in its capacity as Agent for the Lenders), and the Lenders identified therein, the undersigned, ___________________, being the Executive Vice President of Finance and Administration and authorized officer of Borrowers, does hereby certify to the Agent and Lenders that, to best of the undersigned's knowledge, information, and belief (based upon all financial and related information available to the undersigned):

                  a. The representations and warranties made by the Borrowers in
Section 3 of the Credit Agreement are true and complete in all material respects as on and as of the date hereof as if made on and as of this date;

                  b. The Borrowers have, as of the date hereof, performed all covenants and agreements required to be performed by them under the Credit Agreement and related Loan Documents;

                  c. No Default or Event of Default has occurred, [except and to the extent specifically set forth on Exhibit "A" attached hereto and made a part hereof]; and

                  d. The Borrowers are in compliance with the Financial Covenants set forth below.



                                          Actual                  Required

o  Adjusted Current                     ____:1.00                1.00:1.00
   Ratio (Section
   5.09)

o  Funded Debt to                       ____:1.00                 .65:1.00
   Total
   Capitalization
   (Section 5.10)

o  Minimum Cash and                      $______                 $5 million
   Investments
   (Section 5.11)

o  Tangible Net Worth                    $______                  $______
   (Section 5.12)

o   Fixed Charge                         ____:1.00                1.20:1.00
    Coverage Ratio
    (effective
    April 30, 1998)


                  e. By reason of the ratio of the Borrowers' Funded Debt to Total Capitalization, the Applicable Margin for LIBOR Loans is in Pricing Category ___ and shall be ___ basis points.

                  f. Borrowers are in compliance with the provisions of Section 6.1(c) and 6.1(g).

                  Any capitalized terms which are used in this Certificate and which are not defined herein, but which are defined in the Credit Agreement, shall have the meanings given to those terms in the Credit Agreement.

                  IN WITNESS WHEREOF, I have executed this Certificate the ____ day of _______________.

                                         By__________________________(SEAL)
                                                  Executive Vice President of
                                                  Finance and Administration of
                                                  the Borrowers